As filed with the Securities and Exchange Commission on September 16, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STUBHUB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2082924
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

175 Greenwich Street. 59th Floor

New York, New York 10007

(Address of Principal Executive Offices)

2012 Restricted Stock Unit Plan

2015 Stock Option Plan

Amended and Restated 2022 Omnibus Incentive Plan

2025 Employee Stock Purchase Plan

(Full Title of the Plans)

Eric H. Baker

Founder and Chief Executive Officer

StubHub Holdings, Inc.

175 Greenwich Street, 59th Floor

New York, New York 10007

(888) 977-5364

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael Benjamin Tad J. Freese Alison A. Haggerty Adam J. Gelardi Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200	Connie James Chief Financial Officer Mark Streams Chief Legal Officer StubHub Holdings, Inc. 175 Greenwich Street, 59th Floor New York, New York 10007 (888) 977-5364

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Proposed sales to take place as soon after the effective date of the registration statement as awards granted under the above-named plans are granted, exercised and/or distributed.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by StubHub Holdings, Inc. (the “Registrant”) with the SEC are incorporated by reference into this Registration Statement:

(a)	Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-286000), filed with the SEC on September 8, 2025, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)	The description of the Registrant’s Class A common stock set forth in its Registration Statement on Form 8-A (File No. 001-42846), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on September 12, 2025, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

See the description of the Registrant’s Class A common stock set forth in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-286000).

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, the Registrant expects to adopt provisions in its amended and restated certificate of incorporation and amended and restated bylaws, which will become effective immediately prior to the completion of the Registrant’s initial public offering, that limit or eliminate the personal liability of its directors and officers for a breach of their fiduciary duty of care as a director or officer. The duty of care generally requires that, when acting on behalf of the corporation, directors and officers exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director or officer will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for:

•	any breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director or officer derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws will also authorize the Registrant to indemnify its officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s amended and restated bylaws will provide that:

•	the Registrant may indemnify its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, as amended, subject to limited exceptions;

•	the Registrant may advance expenses to its directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by applicable law, subject to limited exceptions; and

•	the rights provided in its amended and restated bylaws are not exclusive.

The Registrant’s amended and restated certificate of incorporation and its amended and restated bylaws will provide for the indemnification provisions described above and elsewhere herein. The Registrant has entered or will enter into, and intends to continue to enter into, separate indemnification agreements with its directors and officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require the Registrant, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. These indemnification agreements also generally require the Registrant to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The Registrant has purchased and currently intends to maintain insurance on behalf of each and every person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect	S-1/A	333-286000	3.1	September 8, 2025

3.2	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect immediately prior to the completion of the Registrant’s initial public offering	S-1	333-286000	3.2	March 21, 2025

3.3	Amended and Restated Bylaws of the Registrant, as currently in effect	S-1	333-286000	3.3	March 21, 2025

3.4	Form of Amended and Restated Bylaws of the Registrant, to be in effect immediately prior to the completion of the Registrant’s initial public offering	S-1	333-286000	3.4	March 21, 2025

4.1	Specimen Stock Certificate of the Registrant evidencing the shares of Class A common stock	S-1	333-286000	4.2	March 21, 2025

5.1	Opinion of Latham & Watkins LLP					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (see signature page)					X

99.1	2012 Restricted Stock Unit Plan, as amended	S-1	333-286000	10.9	March 21, 2025

99.2	Form of Restricted Stock Unit Grant Notice and Agreement under 2012 Restricted Stock Unit Plan	S-1	333-286000	10.10	March 21, 2025

99.3	2015 Stock Option Plan	S-1	333-286000	10.11	March 21, 2025

99.4	Form of Stock Option Grant Notice under 2015 Stock Option Plan	S-1	333-286000	10.12	March 21, 2025

99.5	Amended and Restated 2022 Omnibus Incentive Plan	S-1/A	333-286000	10.13	September 8, 2025

99.6	Form of Stock Option Grant Notice and Agreement under Amended and Restated 2022 Omnibus Incentive Plan	S-1/A	333-286000	10.14	September 8, 2025

99.7	Form of Restricted Stock Unit Grant Notice and Agreement under Amended and Restated 2022 Omnibus Incentive Plan					X

99.8	2025 Employee Stock Purchase Plan	S-1/A	333-286000	10.16	September 8, 2025

107.1	Calculation of Filing Fee Table					X

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement,

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 16, 2025.

STUBHUB HOLDINGS, INC.

By:	/s/ Eric H. Baker
Name: Eric H. Baker
Title: Founder and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of StubHub Holdings, Inc., hereby severally constitute and appoint Eric H. Baker and Connie James, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Eric H. Baker Eric H. Baker	Founder, Chairman and Chief Executive Officer (Principal Executive Officer)	September 16, 2025

/s/ Connie James Connie James	Chief Financial Officer (Principal Financial Officer)	September 16, 2025

/s/ Scott Fitzgerald Scott Fitzgerald	Principal Accounting Officer	September 16, 2025

/s/ Mark Streams Mark Streams	Executive Vice Chairman, Chief Legal Officer and Director	September 16, 2025

/s/ Sameer Bhargava Sameer Bhargava	Director	September 16, 2025

/s/ Jeffrey Blackburn Jeffrey Blackburn	Director	September 16, 2025

/s/ Rajini Sundar Kodialam Rajini Sundar Kodialam	Director	September 16, 2025

/s/ Jeremy Levine Jeremy Levine	Director	September 16, 2025

/s/ Thomas A. Patterson Thomas A. Patterson	Director	September 16, 2025